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                                                                    EXHIBIT 10.9


                     LITIGATION RESOURCES OF AMERICA, INC.
                             650 FIRST CITY TOWER
                                  1001 FANNIN
                             HOUSTON, TEXAS  77002
                                  May 7, 1997


Mr. James M. Wilson
Commander Wilson, Inc.
2710 Sackett Street
Houston, Texas  77098

Dear Mr. Wilson:

     This letter contains the proposal of Litigation Resources of America, Inc. ("LRA") to retain Commander Wilson, Inc. ("CWI") to provide certain services to LRA in connection with its proposed acquisition of one or more legal personnel placement agencies ("LPP's"). LRA proposes to pay CWI, as of the date of this letter agreement, a nonrefundable retainer of $50,000 (the "Retainer"), in consideration of which CWI will assist LRA in locating suitable LPP's as acquisition candidates and in closing such acquisitions. It is acknowledged that CWI has already introduced to LRA one such acquisition candidate, the firm of Gibson, Arnold & Associates, whose sole proprietor is Ms. Yahne Gibson.

     It is anticipated that LRA will acquire the business of CWI in conjunction with, or prior to, the acquisition of any such LLP's, and that LRA will enter into an employment agreement with you, all pursuant to agreements and documents containing mutually acceptable terms, in which case LRA will owe CWI nothing more for its services hereunder. In the event that LRA acquires one or more LLP's, which have been identified to LRA by CWI and which CWI has assisted in closing such transaction(s), and does not acquire the business of CWI, and does not enter into an employment agreement with you, as provided above, LRA will pay CWI, in addition to the Retainer, a fee equal to $100,000 plus 1.0% of the transaction value, as applied to any and all such LLP's identified by CWI and acquired by LRA, provided that the closing of said transactions occur within twelve months from the time CWI introduces the LLP to LRA. Additionally, LRA agrees to reimburse CWI for its expenses reasonably incurred in connection with this assignment, such expenses not to exceed $2,500 without prior approval of LRA.

     If you are in agreement with the foregoing, please so indicate by executing this letter or counterpart hereof in the space provided below, and return the same to the undersigned.

                                 Very truly yours,

                                 LITIGATION RESOURCES OF AMERICA, INC.



                                 /s/ Richard O. Looney
                                 _________________________________________
                                 Richard O. Looney
                                 President


Agree to and Accepted by the undersigned as of the 7th day of May, 1997.

COMMANDER WILSON, INC.



/s/ James M. Wilson
--------------------------------
Mr. James M. Wilson
Proprietor